* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        ORBIX-REGISTERED TRADEMARK- DEVELOPMENT AND RUNTIME LICENSE AGREEMENT

 THE ORBIX-Registered Trademark- DEVELOPMENT AND RUNTIME SOFTWARE (THE "SOFTWARE") AND THE ACCOMPANYING DOCUMENTATION (THE "RELATED MATERIALS") (COLLECTIVELY, THE "PRODUCT") ARE PROTECTED BY UNITED STATES, IRISH AND INTERNATIONAL COPYRIGHT LAWS, AND THE COPYRIGHTS AND OTHER INTELLECTUAL PROPERTY RIGHTS ARE OWNED BY IONA TECHNOLOGIES PLC OF 8-10 LOWER PEMBROKE ST., DUBLIN 2, IRELAND. THE PRODUCTS ARE LICENSED BY IONA TECHNOLOGIES INC., 60 ABERDEEN AVENUE, CAMBRIDGE, MA 02138, USA ("IONA") TO NET PERCEPTIONS OF 11200 West 78th Street, Suite 300 Minneapolis, MN 55344 ("Customer"). THE PRODUCT IS COPYRIGHTED AND LICENSED (NOT SOLD).

1.   OWNERSHIP
     The Software (including any header files and demonstration code that may be included) and Related Materials, and all associated copyrights and other intellectual property rights, are the property of IONA Technologies PLC or its licensors. IONA warrants that it has all the rights necessary to enter into this Agreement. Customer acquires no title, right or interest in the Software or Related Materials other than the license granted herein by IONA and the title to the media upon which the Software is delivered.

2.   PROPRIETARY NOTICES
     Customer shall not remove any trademark, tradename, copyright notice or other proprietary notice from the Software or Related Materials, and shall be responsible for the conservation of the same on all copies of the Software and Related Materials received under this Agreement and on any back-up copy of the Software created in accordance with this Agreement. Customer shall also accurately and faithfully reproduce all reasonable and customary proprietary notices of IONA on any portion of the Software that is incorporated in Developed Software (as defined in Section 4 below). Customer may not reproduce any portion of the Software or Related Materials, except as permitted by this Agreement.

3.   DEVELOPMENT LICENSE

  3.1. "Development Software" means the development environment of the Products and excludes the Runtime Components (as defined below).

  3.2. Subject to the terms and conditions of this Agreement, and payment of the appropriate license fees, IONA hereby grants to Customer a nonexclusive, nontransferable, limited license to use the Development Software and Related Materials solely in connection with Customer's development of CORBA-based application(s) and/or program(s) on the operating system platform(s) set forth on Schedule A (the "Permitted Purpose"). Customer acknowledges and agrees that additional licenses are needed for additional operating system platforms.

  3.3. Customer further agrees that a license fee must be paid by Customer to IONA for each and every employee or consultant of Customer who has used or will use the Development Software and Related Materials for the Permitted Purpose (a "Developer"). Once a person becomes a Developer, he or she shall remain so until it is reasonably expected by Customer that the Developer will cease to use the Development Software for a period of six (6) months. In no event may the number of Developers exceed the number for which license fees have been received by IONA. Upon request, Customer agrees to certify in writing that Customer has paid for a sufficient number of license fees for each Developer. Upon reasonable notice, IONA will have the right to audit Customer's compliance with this section.

  3.4. The source code of the Software (other than included header files and demonstration code) and design documentation are confidential and proprietary information and trade secrets of IONA, its suppliers and/or licensors, are never considered part of the Software, and are neither delivered to Customer nor under any circumstances licensed to Customer hereunder.

  3.5. In the event the Software is provided to Customer as an upgrade to a previous version of the Software, the license granted hereunder applies to such upgrade only if Customer had previously obtained from IONA a license to the Software and upon the continued existence in force of such prior license. In the event such prior license is terminated for whatever reason, the license to all Software, including upgrades, granted hereunder is automatically terminated as of the same date of termination of such prior license.

  3.6. At Customer's reasonable request, upon reasonable notice, and at Customer's expense, IONA will make Customer the beneficiary of a source code escrow for the Software. Any such escrow shall be released only in the event that IONA becomes insolvent, files for bankruptcy, or ceases to conduct its software and service business in the ordinary course; and upon release, use of the released materials shall be solely for maintenance and support of the Developed Software and Customer's end users and for no other purpose whatsoever.

4.   RUNTIME LICENSE

  4.1.    Definitions.

     4.1.1. The term "Developed Software," as used herein, means any application or program developed by Customer using the Software on the operating system platform(s) permitted pursuant to this Agreement.

     4.1.2. The term " Runtime Components," as used herein, means any software program or components of the Software which are incorporated in any Developed Software developed by Customer and which are used in the execution of Customer's Developed Software.

  4.2.    GRANT OF LICENSE.

     4.2.1. IONA hereby grants to Customer, subject to the conditions herein, a license to use, copy and distribute for use to third parties the Runtime Components ("Runtime License"), but solely as (i) part of the Developed Software owned by Customer and (ii) for execution to the extent Customer has paid the appropriate license fees set forth on Schedule A. Customer must ensure that any such third parties have agreed to be bound by terms and conditions no less strict that in this Agreement and IONA shall be entitled to enforce the terms of such agreement directly in the event of a breach thereof. Customer may distribute the Runtime Components through third parties provided that such distributors are bound by the terms herein and that Customer remains ultimately liable for any breaches hereof.

     4.2.2. Customer further agrees that the Runtime License granted herein does not give Customer or any other party any rights other than those specifically granted herein, and that such License specifically does not grant the Customer or any other party the rights to:

            -  execute the Software IDL compiler;
            -  develop and link programs with the Software libraries or classes;
               or
            -  read and use the Software header files.

  4.3.    LICENSE FEE.

     4.3.1. Customer agrees that the appropriate Runtime License fee is payable by the Customer to IONA for each and every copy of the Developed Software Customer distributes.

     4.3.2. Customer must have a reasonable process in place to ensure that a Runtime License fee has been paid for each copy of the Developed Software Customer distributes. Customer will, upon the request of IONA, certify to IONA the number of Runtime Licenses in use. Executing, or permitting the execution of, the Runtime Software on more CPUs than the number of Runtime Licenses granted herein is a violation of this Agreement

     4.3.3. If requested by IONA, Customer shall provide to IONA quarterly reports of actual sales and forecasts of estimated sales under this Agreement for each quarter covered hereby. The forecasts shall be prepared in good faith and reasonably accurate and detailed based on the best information and shall be transmitted by means of a mutually agreeable method and format. Each quarterly forecast shall be delivered not later than the last business day of the second month in quarter which it covers.

5.   COPY RESTRICTIONS AND OTHER RESTRICTIONS

  5.1. Customer may make copies of the Development Software in machine-readable, object code form, as permitted by applicable law, solely for backup or archival purposes, provided that such copies of the Development Software shall include all applicable copyright, trademark and other proprietary notices of IONA in accordance with
          Section 2 above. Customer may not copy any of the Related Materials. Customer may obtain additional copies of any Related Materials from IONA or an authorized IONA distributor upon payment of the prices in effect at the time of ordering.

  5.2. Customer will not display, disclose or sublicense the Development Software to third parties, and also will not rent, lease, loan, modify, adapt, translate, reverse engineer, disassemble or decompile the Product or any portion thereof, or create derivative works of the Product (except for derivative works that are Developed Software), even for purposes of interoperability or error correction. In the event that Customer wishes information relating to the Software for purposes of achieving interoperability with independently created computer software, Customer may make a written request to IONA for such information. Customer shall promptly report to IONA any actual or suspected violation of this section and shall take further steps as may reasonably be requested by IONA to prevent or remedy any such violation.

6.   GOVERNMENT END-USERS
     The Software and the Related Materials are "commercial items" as that term is defined in 48 C.F.R. 2.101 (October 1995) consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 (September 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1, 227.7202-3 and 227.7202-4 (June
     1995), if the licensee hereunder is the U.S. Government or any agency or department thereof, the Software and the Related

     Materials are licensed hereunder (i) only as a commercial item, and (ii) with only those rights as are granted to all other end users pursuant to the terms and conditions of this Agreement.

7.   SUPPORT
     Customer shall purchase from IONA the support services for the Software set forth on Schedule A, if any, for the additional fees set forth on Schedule A, if any, and pursuant to the terms and conditions set forth on Schedule B.

8.   LIMITED WARRANTY

  8.1. IONA warrants that the Software will conform to published specifications for a period of ninety (90) days from the date Customer has obtained the Software.

  8.2. IONA warrants that the medium on which the Software is recorded is free from defects in materials or workmanship under normal use and service for a period of ninety (90) days from the date Customer has obtained the Software. If Customer discovers any physical defects in the medium on which the Software is recorded, IONA will replace such medium at no charge to Customer, provided that Customer returns the item to be replaced with proof of payment to IONA during the ninety (90) day period after Customer has obtained the Software. This warranty gives Customer specific legal rights. Customer may also have rights which vary from jurisdiction to jurisdiction. THIS RIGHT OF REPLACEMENT IS CUSTOMER'S EXCLUSIVE REMEDY AND IONA'S ONLY LIABILITY FOR ANY DEFECTS IN THE MEDIUM.

  8.3. IONA warrants that the Software will record, store, process, manage and present calendar dates (and data or functions involving or based on calendar dates) falling on or after January 01, 2000 in the same manner and with the same functionality, accuracy, data integrity and performance as the Software records, stores, processes, manages and presents calendar dates (and data involving or based on calendar dates) falling on or before December 31, 1999. IONA SPECIFICALLY DISCLAIMS ANY WARRANTY THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE OR THE RESULTS OF USE WILL MEET CUSTOMER'S REQUIREMENTS, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. EXCEPT AS EXPRESSLY SET FORTH ABOVE, THE PRODUCT IS PROVIDED TO CUSTOMER "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. THE ENTIRE RISK AS TO THE SUITABILITY, QUALITY AND PERFORMANCE OF THE PRODUCT IS WITH CUSTOMER AND NOT WITH IONA. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO SUCH EXCLUSION MAY NOT APPLY TO YOU.

9.   INTELLECTUAL PROPERTY INFRINGEMENT INDEMNITY

  9.1. Any action brought against Customer, its third party distributors or its end users on a claim that the Products infringe any patent, copyright, or other intellectual property rights or the trade secret or the proprietary rights of a third party shall be defended by IONA at its expense. IONA shall pay any costs, damages and settlements and reasonable legal fees finally awarded against Customer in such action and which are attributable to such claim provided always that Customer notifies IONA promptly in writing of each claim and IONA may control fully the defence and/ or the settlement of such claim, provided that Customer shall not be bound to any settlement that it has not approved in writing.

  9.2. Without prejudice to Sub-Section 9.1, should the Products become, or in IONA's reasonable opinion are likely to become, the subject of a claim as aforesaid then IONA may either: (I) procure for Customer the right to continue using the Products; (II) replace the Products with non-infringing material; (III)modify the Products to make them non-infringing; or (IV) remove the Products and refund to Customer all fees and sums paid by Customer in respect thereof prorated based on a product lifetime of 60 months.

  9.3.    IONA shall have no liability for any claim of infringement based on:
          (a) use of other than a current release of the Products if such infringement would have been avoided by use of a current release, or(b) use or combination of the Products with non- IONA programs or data if such infringement would have been avoided by the use of the Products without those other programs or data. The foregoing states the entire liability of IONA with respect to any claim of infringement regarding the Products.

10.  LIMITED LIABILITY
     IN NO EVENT SHALL IONA, ITS SUPPLIERS OR LICENSORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, DATA, GOODWILL OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, EVEN IF FORSEEABLE OR IF IONA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL IONA BE RESPONSIBLE OR HELD LIABLE FOR ANY DAMAGES RESULTING FROM PHYSICAL DAMAGE TO TANGIBLE PROPERTY OR DEATH OR INJURY OF ANY PERSON WHETHER ARISING FROM IONA'S NEGLIGENCE OR OTHERWISE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW CERTAIN OF THE ABOVE EXCLUSIONS OR LIMITATIONS OF LIABILITY, THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU. EXCEPT FOR LIABILITY UNDER SECTION 9 ABOVE, IN THE EVENT THAT IONA IS HELD LIABLE UNDER THIS AGREEMENT, IONA'S, ITS SUPPLIERS' AND LICENSORS' LIABILITY SHALL BE LIMITED TO THE PRICE PAID BY THE CUSTOMER FOR THE PRODUCT SUPPLIED.

11.  ASSIGNMENT
     This Agreement and any rights granted hereunder may not be assigned, sub-licensed or otherwise transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. . IONA may assign or transfer its rights and obligations under this Agreement at any time without notice to or the consent of Customer.

12.  DURATION

  12.1. This Agreement shall be effective from the date of delivery to Customer and shall remain in force for three (3) years unless terminated by IONA as provided in Section 13. In the event that the parties are unable to reach mutually agreeable terms for the renewal (or non-renewal) of this Agreement during the six (6) month period prior to the expiration hereof, this Agreement, this Agreement shall automatically renew, with the same terms and conditions, for one (1) additional year.

13.  TERMINATION

  13.1. In addition to the termination provisions of Section 3.5 herein, this Agreement and the license granted hereunder may be terminated by IONA upon written notice to Customer in the event Customer breaches any of the provisions of this Agreement, which breach has not been remedied within thirty (30) days of notification thereof. Failure to pay monetary amounts shall not be subject to the above thirty day cure period, but rather shall be remedied within fifteen (15) days of notice thereof.

  13.2. Upon termination of this Agreement and of the license granted hereunder, Customer shall cease any further use of the Software, and must return to IONA or destroy, as requested by IONA, all copies of the Software and Related Materials in any form in Customer's possession or control.

  13.3. All licenses granted by Customer in respect of Developed Software shall continue in full force and effect in accordance with this Agreement, notwithstanding the expiration hereof.

  13.4. The provisions of Sections 1, 2, 8, 9, and 10 through 15 and the definitions of this Agreement shall survive the termination of this Agreement (for any reason). Customer must promptly pay to IONA any amounts payable by Customer and damages, if any, incurred by IONA.

14.  EXPORT ADMINISTRATION ACT.
     Customer agrees that unless prior written authorization is obtained from the United States Bureau of Export Administration, or the United States Export Administration Regulations explicitly permit the re-export without such written authorization, or from any other applicable governmental authority it will not export, re-export, or transship, directly or indirectly, the Product or any technical data disclosed or provided to Customer, or the direct product of such technical data, to country groups Q, S, W, Y or Z (as defined in the Export Administration Regulations) or to any other country as to which the US or other Government has placed an embargo against the shipment of products, or types of products, which is in effect during the term of this Agreement.

15.  GENERAL

  15.1. AMENDMENT; WAIVER: No modification or waiver of any provision of this Agreement shall be binding on either party unless specifically agreed upon in a writing signed by both parties hereto. Any failure or delay by IONA to exercise or enforce any of the rights or remedies granted hereunder will not operate as a waiver thereof. No waiver by IONA of any breach of this Agreement will operate as a waiver of any other or subsequent breach.

  15.2. SEVERABILITY: If any provision of this Agreement is found invalid or unenforceable, that provision will be reformed, construed and enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in full force and effect.

  15.3. LAW AND JURISDICTION: This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the parties hereby irrevocably submit to the venue and jurisdiction of the courts of the Commonwealth of Massachusetts.

  15.4. ENTIRE AGREEMENT: Customer has read this Agreement and agrees to be bound by its terms, and further agrees that this Agreement constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the subject matter hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.


        Signed /s/ Lindsey Kiang             Signed /s/ Thomas Donnelly
               ----------------------              ----------------------
        Name   LINDSAY KIANG                 Name  THOMAS DONNELLY
               ----------------------              ----------------------
        Title  SR-VP                         Title CFO
               ----------------------              ----------------------
        Date   7/9/98                        Date  7/9/98
               ----------------------              ----------------------

        FOR AND ON BEHALF OF IONA            FOR AND ON BEHALF OF CUSTOMER

                              SCHEDULE A - FEE SCHEDULE

DEVELOPMENT LICENSING

Qty (2)   Orbix Development License Seats                  [*]
             Platform:                 Solaris MT
             List Unit Price:          [*]
             Discount Percentage:      [*]
             Discount Unit Price:      [*]

Qty (2)   Annual Software Support                          [*]
          Orbix Development License Seats
             Platform:  Solaris MT
             List Unit Price:  [*]

Qty (1)   Orbix Development License Seats                  [*]
             Platform:                 Digital UNIX
             List Unit Price:          [*]
             Discount Percentage:      [*]
             Discount Unit Price:      [*]

Qty (1)   Annual Software Support                          [*]
             Orbix Development License Seats
             Platform:  Digital UNIX
             List Unit Price:  [*]

Qty (2)   Orbix Development License Seats                  [*]
             Platform:                 WindowsNT
             List Unit Price:          [*]
             Discount Percentage:      [*]
             Discount Unit Price:      [*]

Qty (2)   Annual Software Support                          [*]
          Orbix Development License Seats
             Platform:  WindowsNT
             List Unit Price:  [*]

Qty (1)   OrbixWeb Development License Seats               [*]
             Platform:                 Solaris MT
             List Unit Price:          [*]
             Discount Percentage:      [*]
             Discount Unit Price:      [*]

Qty (1)   Annual Software Support                          [*]
          OrbixWeb Development License Seats
             Platform:  Solaris MT
             List Unit Price:  [*]




                                                           -----------

TOTAL DEVELOPMENT LICENSING                                [*]

[continued]

* Confidential treatment requested for redacted portion.

RUNTIME/DEPLOYMENT LICENSING

INSTALLED MAINTENANCE BASE

For a one-time royalty fee of [*], payable net 30 from execution date of the Agreement, Net Perceptions may deploy Orbix Runtime Components within the Developed Software (internal code name of "Cleveland") to the Net Perception installed base as of October 1, 1998.

     Installed Base Royalty Fee                                   [*]
                                                                -----------


DEVELOPMENT & INSTALLED BASE DEPLOYMENT LICENSING                 [*]



PERCENTAGE OF REVENUE ROYALTY

For deployment of Orbix Runtime Components to Net Perceptions End Users after October 1, 1998, deployment royalties shall be based on a set percentage of net revenue (expressly excluding support and maintenance revenues) derived from the product(s) in which IONA products are embedded.

Percentage of Net Revenue Royalty Rate:

     Orbix (C++)                        [*]



DEPLOYMENT SOFTWARE SUPPORT

Deployment licenses are not subject to software support. So long as Orbix development licenses are under a current support agreement, updates and upgrades received for those development licenses are deployable to each licensed runtime.

* Confidential treatment requested for redacted portion.

                    SCHEDULE B - TERMS FOR SUPPORT AND MAINTENANCE


         ORBIX-Registered Trademark- TECHNICAL SUPPORT AND MAINTENANCE TERMS

1.  IONA OBLIGATIONS

1.1 IONA will provide an electronic mail Technical Support service for the Customer between the hours of 4.00 am and 5.30 p.m. Eastern Standard Time (EST), Monday to Friday, excluding Public Holidays. IONA will provide a single Internet mail address to which all Technical Support queries may be directed. IONA will use all commercially reasonable efforts to resolve any support issues in a timely manner.

1.2 IONA will provide a FAX Technical Support service for the Customer between the hours of 4.00 am and 5.30 p.m. Eastern Standard Time (EST), Monday to Friday, excluding Public Holidays. IONA will provide a single FAX number to which all Technical Support queries may be directed.

1.3 Telephone Technical Support and Technical Support outside of the hours specified in paragraphs 1.1 and 1.2 can be provided subject to written agreement between IONA and the Customer on specific terms and fees payable.

1.4 For the duration of the period in which Customer has purchased support, IONA will provide to the Customer, free of further charge, copies of Minor and Point Releases to the Products. "Minor Release" shall mean the release of an IONA Product where, if the product version number is designated as x.y.z, the digit represented by "y" is changed to one digit higher. A Minor Release normally includes minor feature and functionality changes and enhancements. "Point Release" shall mean the release of an IONA Product where, if the product version number is designated as x.y.z, the digit represented by "z" is changed to one digit higher. A Point Release normally consists of bug fixes and error corrections.

1.5 Expedited resolution of software malfunctions can be provided subject to written agreement between IONA and the Customer on specific terms and fees payable.

1.6 IONA is not required offer the services of any named individual in respect of the above Technical Support undertakings except as IONA and Customer may specifically agree in writing.


2   CUSTOMER RESPONSIBILITIES

2.1 Customer will nominate one representative who will be the primary representative for the purposes of technical support and will be the named recipient of software updates. The Customer may change the nominated representative at any time by notifying IONA in writing.

2.2 The Customer will direct initial support queries to the electronic mail address or FAX number set forth below and will not direct such queries directly to IONA personnel.

3   PAYMENT

All fees for technical support and maintenance for each year of support are to be invoiced at the commencement of the year and shall be payable as set forth in the Agreement.

4   CONTACT DETAILS

4.1 The IONA Technical Support FAX number is:  +353-1-662 5244; or
+1 617 949 9001

4.2 The IONA Technical Support electronic mail address is:  support@iona.com